Exhibit 99.1

January 13, 2020

Interpace Biosciences Enters into Agreement for $20 Million Investment from 1315 Capital and Ampersand Capital Partners

Reverse Stock Split Planned Concurrent with Closing

Investment expected to support achieving cash flow break-even and accelerate Interpace’s growth plans and acquisition strategy

Parsippany, NJ, Jan. 13, 2020 (GLOBE NEWSWIRE) — Interpace Biosciences, Inc. (Nasdaq: IDXG) (“Interpace” or the “Company”), a leader in leveraging molecular diagnostics and other platforms for the benefit of patients and supporting pharmaceutical development, today announced that it has entered into an agreement for a new Series B Preferred Stock investment of $20 million, consisting of $19 million from 1315 Capital and an additional $1 million from Ampersand Capital Partners (“Ampersand”), an existing investor in the Company. 1315 Capital and Ampersand are two leading private equity firms investing in laboratory services. The new Series B Preferred Stock investment will be convertible into common stock at a conversion price of $0.60 (prior to the reverse stock split). In addition, Ampersand will exchange its existing $27 million of Series A Preferred Stock with a conversion price of $0.80 for newly issued Series B Preferred Stock in consideration of eliminating all past and future accrued dividends and all anti-dilution price adjustments. The Series B Preferred Stock will not accrue dividends or have anti-dilution price adjustments.

“We believe 1315 Capital will be, and Ampersand will continue to be, great partners for Interpace. This $20 million investment strengthens our capacity to grow and pursue acquisitions,” said Jack Stover, President and CEO of Interpace. “This is a clear vote of confidence in Interpace and its diagnostic and pharma solutions businesses,” added Mr. Stover.

“We are excited to invest in Interpace Biosciences at this important time as the Company expands its presence in two high growth sectors of the laboratory services market,” said Adele Oliva, Managing Partner and co-founder of 1315 Capital. “We are pleased to renew our support of Interpace and partner with 1315 Capital as a significant co-investor.” said Herb Hooper, Managing Partner of Ampersand.

The transaction is subject to customary closing conditions.

Reverse Stock Split

Interpace also announced that it intends to effect a one-for-ten reverse stock split effective coincident with the closing of the new Series B Preferred Stock investment. The Company expects the reverse stock split to be effective within one week and will make another announcement at that time.

This announcement of the proposed reverse stock split follows the Company’s special meeting of stockholders on December 13, 2019, at which the stockholders approved an amendment to the Company’s certificate of incorporation to implement a reverse split of its common stock. The reverse stock split is intended to increase the per share trading price of Interpace’s common stock to satisfy the minimum bid price requirement for continued listing on The Nasdaq Capital Market.

“We believe this proposed change in capital structure can benefit our stockholders and make our stock more attractive to institutional and other investors,” stated Mr. Stover.

About Interpace Biosciences

Interpace Biosciences is a leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Interpace Diagnostics, a subsidiary of Interpace Biosciences, is a fully integrated commercial and bioinformatics business unit that provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has four commercialized molecular tests and one test in a clinical evaluation process; PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary vs. metastatic origin. In addition, BarreGEN® for Barrett’s Esophagus, is currently in a clinical evaluation program whereby we gather information from physicians using BarreGEN® to assist us in positioning the product for full launch, partnering and potentially supporting reimbursement with payers.

Interpace Pharma Solutions, a subsidiary of Interpace Biosciences, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. The biopharma business also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, and improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

About 1315 Capital

1315 Capital provides expansion and growth capital to commercial-stage medical technology, healthcare services, and specialty therapeutics companies. 1315 Capital leverages experienced investors and proven operating teams to work alongside portfolio company management to rapidly grow platform companies into high value businesses that positively impact patients, physicians, and the broader healthcare system. For more information, visit www.1315capital.com.

About Ampersand Capital Partners

Founded in 1988, Ampersand is a middle market private equity firm dedicated to growth-oriented investments in the healthcare sector. With offices in Boston, MA and Amsterdam, Netherlands, Ampersand leverages a unique blend of private equity and operating experience to build value and drive superior long-term performance alongside its portfolio company management teams. Ampersand has helped build numerous market-leading companies across each of its core healthcare sectors, including Avista Pharma Solutions, Brammer Bio, Confluent Medical, Genewiz, Genoptix, Talecris Biotherapeutics, and Viracor-IBT Laboratories. Additional information about Ampersand is available at www.ampersandcapital.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statement. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s most recent Annual Report on Form 10-K and Current Report on Form 8-K filed September 20, 2019. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

CONTACTS:

Investor Relations - Edison Group

Joseph Green

(646) 653-7030

jgreen@edisongroup.com

Source: Interpace Biosciences, Inc.